Filed under Rule 424(b)(3)
                                     File No. 333-01623

SUPPLEMENT NO. 23 TO PROSPECTUS DATED MARCH 15, 1996
(AS SUPPLEMENTED MARCH 15, 1996)

               PACCAR Financial Corp.

            Medium-Term Notes, Series H


Principal Amount:            $40,000,000
Original Issue Date:         5/14/97
Maturity Date:               5/14/98
Initial Interest Rate:       To be determined
Interest Rate Index:         1-Month Libor
Spread:                      Minus 9 Basis Points
Index Source:                Telerate page 3750
Index Reset Frequency:       Monthly (14th of each month)
Interest Payment Period:     Monthly (14th of each month)
Interest Payment Dates:      14th of Each Month Subject to
                             Modified Business Day Convention
Issue Price:                 100.00%
Proceeds to Company:         $40,000,000
Underwriters Discount:       0.00%
Day Count Convention:        Actual/360

Form of Note (check one):    Book Entry     [X]

                             Certificate    [ ]

Agent/Underwriter:           Salomon Brothers Inc.

Dated:  May 9, 1997

The Underwriter, Salomon Brothers Inc., has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.